UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 28, 2006

Health Net, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-12718	95-4288333
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

21650 Oxnard Street, Woodland Hills, California		91367
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(818) 676-6000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On February 28, 2006, the of the board of directors (the "Board") of Health Net, Inc. (the "Company"), upon recommendation of the Compensation Committee of the Board (the "Compensation Committee") approved an amendment to the Company's Amended and Restated 1998 Stock Option Plan (the "Plan") to allow for the issuance of Restricted Stock Units under the Plan. The text of the amendment is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

On March 2, 2006, in connection with the amendment of the Plan, the Compensation Committee also approved a form of Restricted Stock Unit Award Agreement to be utilized for Tier 1, 2 and 3 officers of the Company. The form of Restricted Stock Unit Award Agreement is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

The Compensation Committee also approved on March 2, 2006, revised forms of Nonqualified Stock Option Agreement and Restricted Stock Agreement for Tier 1, 2 and 3 officers of the Company. The revised form of Nonqualified Stock Option Agreement and revised form of Restricted Stock Agreement are filed as exhibit 10.3 and 10.4, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Health Net, Inc.

March 6, 2006	By:	B. Curtis Westen

Name: B. Curtis Westen
Title: Senior Vice President, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

10.1	Amendment One to Foundation Health Systems Amended and Restated 1998 Stock Option Plan.
10.2	Form of Restricted Stock Unit Award Agreement to be utilized for Tier 1, 2 and 3 officers of Health Net, Inc.
10.3	Form of Nonqualified Stock Option Agreement to be utilized for Tier 1, 2 and 3 officers of Health Net, Inc.
10.4	Form of Restricted Stock Agreement to be utilized for Tier 1, 2 and 3 officers of Health Net, Inc.